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                                                        Exhibit 23.3


                         Consent of Independent Auditors
                         -------------------------------


We consent to the reference of our firm under the caption "Experts" and to the use of our report dated January 28, 1993 with respect to the 1992 consolidated financial statements of Security Bank of Conway, FSB, included in the Proxy Statement of Security Bank of Conway, FSB, which is made a part of Amendment No. 1 to the Registration Statement (Form S-4) and Prospectus of Mercantile Bancorporation Inc. for the registration of 322,000 shares of its common stock.

                                           /s/ Ernst & Young LLP


Little Rock, Arkansas
December 14, 1995